As filed with the Securities and Exchange Commission on March 17, 2000

                                                      Registration No. 333-
                                                                           -----


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             Registration Statement
                                   Under The
                             Securities Act of 1933

                        Eagle Point Software Corporation
             (Exact name of Registrant as Specified in Its Charter)



               Delaware                                        42-1204819
    (State or Other Jurisdiction                            (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)

         4131 Westmark Drive                                   52002-8392
            Dubuque, Iowa                                      (Zip Code)
(Address of Principal Executive Offices)


            Eagle Point Software Corporation 1999 Stock Option Plan
                            (Full Title of the Plan)

                                Dennis J. George
        Vice President, Chief Financial Officer, Secretary and Treasurer
                        Eagle Point Software Corporation
                              4131 Westmark Drive
                            Dubuque, Iowa 52002-2627
                                 (319) 556-8392
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------
Title of Each Class of     Amount to be        Proposed Maximum         Proposed Maximum     Amount of Registration
  Securities to be          Registered     Offering Price Per Unit     Aggregate Offering              Fee
     Registered                                                              Price
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01      1,000,000 shares        $6.60278(1)            $6,602,781.25(1)            $1,743.13
     par value
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on March 14, 2000.

                                    Part II
                          Information Required in the
                             Registration Statement

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The following documents heretofore filed (File Number 0-26170) with the Securities and Exchange Commission (the "Commission") by Eagle Point Software Corporation (the "Company") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and the amendment thereto on Form 10-K/A;

     (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30 and December 31, 1999;

     (c) Current Report on Form 8-K filed with the Commission on December 13, 1999; and

     (d) The description of the Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the Registration Statement on
          Form 8-A filed by the Company with the Commission on June 2, 1995, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------
         Not applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     No member of the Board of Directors or the committee ("Committee") who administers the Eagle Point Software Corporation Stock Option Plan (the "Plan"), and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

     Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

     The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (iv) for any transaction from which the director derived an improper personal benefit. It further provides that if the Delaware GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware GCL as so amended.

     The Company's Certificate of Incorporation provides indemnification for directors or officers to the fullest extent permitted by the Delaware GCL. The Company's By-laws provide for the advancement to indemnified persons of litigation expenses. The Company's Certificate of Incorporation further provides that such indemnification is not exclusive. The Company's By-laws permit the Company to insure its directors, officers or employees against certain liabilities without regard to whether they may be indemnified under Delaware law.

     Pursuant to Section 145 and the Company's Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage which insures the Company and the elected officers and directors of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.


Item 7.  Exemption from Registration Claimed
         -----------------------------------
         Not applicable.

Item 8.   Exhibits
          --------

Exhibit
Number    Description of Exhibit
-------   ----------------------

4.1 Certificate of Incorporation of the Company, as amended, incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-91950).

4.2 Amended and Restated Bylaws of the Company, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

*4.3      Eagle Point Software Corporation 1999 Stock Option Plan.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*23.2     Consent of Deloitte & Touche LLP.

*24       Powers of Attorney
_____________________
*    Filed herewith.

Item 9.   Undertakings
          ------------

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on this 17th day of March, 2000.

                                       Eagle Point Software Corporation

                                       By: /s/ Rodney L. Blum
                                           --------------------------------
                                               Rodney L. Blum
                                               Chairman of the Board,
                                               President and Chief Executive
                                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of March, 2000.

Name                             Capacity
----                             --------

/s/ Rodney L. Blum               Chairman of the Board, President, Chief
--------------------------       Executive Officer and Director
Rodney L. Blum                   (principal executive officer)

/s/ Dennis J. George             Vice President, Chief Financial Officer,
--------------------------       Secretary, Treasurer and Director
Dennis J. George                 (principal financial and accounting officer)

            *                    Vice President and Director
--------------------------
John F. Biver

            *                    Director
--------------------------
James Hickey

            *                    Director
--------------------------
Thomas Miller


/s/ Dennis J. George
--------------------------
* Dennis J. George
  Attorney-in-Fact

            Index to Exhibits to Registration Statement on Form S-8

Exhibit
Number       Description of Exhibit
-------      ----------------------

4.1 Certificate of Incorporation of the Company, as amended, incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-91950).

4.2 Amended and Restated Bylaws of the Company, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

*4.3         Eagle Point Software Corporation 1999 Stock Option Plan.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*23.2        Consent of Deloitte & Touche LLP.

*24          Powers of Attorney

----------------------

*    Filed herewith.